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                                                      Registration No. 333-30153
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 As Filed with the Securities and Exchange Commission on June 11, 1998
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                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               GENICOM CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                     51-0271821
      (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                     Identification No.)

       14800 CONFERENCE CENTER DRIVE
           SUITE 400, WESTFIELDS
            CHANTILLY, VIRGINIA                                20151-3820
  (Address of principal executive offices)                     (Zip Code)

                   GENICOM CORPORATION 1997 STOCK OPTION PLAN
                              (Full title of Plan)

                             Paul T. Winn, President
                               Genicom Corporation
                          14800 Conference Center Drive
                              Suite 400, Westfields
                         Chantilly, Virginia 20151-3820
                     (Name and address of agent for service)


                                 (703) 802-9200
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
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
==================================================================================================================================
                                                                                         Proposed
                                                                 Proposed                 maximum
        Title of securities            Amount to be          maximum offering       aggregate offering         Amount of
          to be registered              registered          price per share (1)          price (1)         registration fee
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
            Common Stock                 300,000                  $6.0625               $1,818,750            $551.00 (2)
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  Rights to Purchase Common stock        300,000                    (3)
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

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(1)  Estimated solely for the purpose of calculating the registration fee.
Based on the closing price of the Common Stock in the over-the-counter market on June 23, 1997.

(2) The registration fee was paid at the time the registration statement was filed.

(3) The Rights to Purchase Common Stock are attached to and trade with shares of the Common Stock. Value attributable to such rights, if any, is reflected in the market price of the shares of Common Stock.
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
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                                  INTRODUCTION


            Genicom Corporation (the "Company") hereby amends its Registration Statement on Form S-8 filed on June 27, 1997 (No. 333-30153), relating to the sale of up to 300,000 shares of Common Stock of the Company issuable upon the exercise of stock options, by filing this Amendment No. 1 in order to reflect the existence of 300,000 associated Rights to Purchase Common Stock which are attached to and trade with the shares of Common Stock.


                                     Part II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997;

(b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1998;

(c) the description of the $0.01 par value common stock of the Company contained in the Company's Registration Statement on Form 8-A/A, filed on July 5, 1996, Commission File No. 0-14685;

(d) the description of the Rights to Purchase Common Stock of the Company contained in the Company's Registration Statement on Form 8-A, filed on July 5, 1996, Commission File No. 0-14685; and

(e) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

Each document or report subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a posteffective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such document with the Commission. Any statement contained in this Registration Statement or in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document incorporated herein by reference which statement is also incorporated herein by reference is inconsistent with such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.





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



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Restated Certificate of Incorporation provides for mandatory indemnification of its officers, directors, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred, to the maximum extent permitted under the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL empowers a corporation, within certain limitations, to indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

        Exhibit Number                                      Description
        --------------                                      -----------
          4.1                    Genicom Corporation's Restated Certificate of Incorporation effective as of
                                 June 15, 1992 and its Certificate of Amendment to Certificate of
                                 Incorporation effective as of July 17, 1995, filed as Exhibits 3.1 and 3.2 to
                                 Form 8-A filed with the Commission on July 5, 1996, Commission No. 0-14685, are incorporated herein by reference.

          4.2                    Genicom Corporation's Bylaws, dated June 1, 1983, as amended January 23,
                                 1989, filed as Exhibit 3.2 to Form 10-K filed with the Commission on March
                                 29, 1989, Commission No. 0-14685, are incorporated herein by reference.

          4.3                    Rights Agreement dated as of June 16, 1996 between Genicom Corporation and
                                 First Union National Bank of North Carolina filed as Exhibit 4.1 to Form 8-A filed with the Commission on July 5, 1996, Commission File No. 0-14685, is
                                 incorporated herein by reference.

           5                     Opinion of McGuire Woods Battle & Boothe LLP with respect to the legality of the securities being registered (filed herewith).

         23.1                    Consent of McGuire Woods Battle & Boothe LLP (included in Exhibit 5).

         23.2                    Consent of Coopers & Lybrand L.L.P. (previously filed).

          24                     Power of attorney (previously filed).

          99                     Genicom Corporation 1997 Stock Option Plan (previously filed as Exhibit 4).


ITEM 9.  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         A. To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (1)(A)(i) and (1)(A)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         B. That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY


Each person whose signature appears has, by Power of Attorney filed on June 27, 1997, on page 5 to the Form S-8 Registration Statement (No. 333-30153), appointed James C. Gale his true and lawful attorney-in-fact to sign on his behalf, as an individual and in the capacity stated below, any amendment or posteffective amendment to the Form S-8 Registration Statement (No. 333-30153) which said attorney-in-fact may deem appropriate or necessary.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chantilly, County of Fairfax, Commonwealth of Virginia, on June 11, 1998.

                                   GENICOM CORPORATION, Registrant


                                   By:    *
                                          --------------------------------------
                                          Paul T. Winn
                                          President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                             TITLE                                    DATE
------------------------------------------------     ----------------------------------------      ------------------------------
*
------------------------------------------------     Chairman of the Board of Directors
Don E. Ackerman                                                                                           June 11, 1998


*
------------------------------------------------     President, Chief Executive Officer
Paul T. Winn                                         and Director (Principal Executive Officer)           June 11, 1998


*
------------------------------------------------     Director
Edward E. Lucente                                                                                         June 11, 1998


/s/ JAMES C. GALE
------------------------------------------------     Vice President and Chief Financial Officer
James C. Gale                                        (Principal Financial Officer)                        June 11, 1998




* By     /s/ JAMES C. GALE
    --------------------------------------------
    James C. Gale
    Attorney-in-Fact for the above-named persons.